Exhibit 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX ANNOUNCES Q3 FISCAL 2016 RESULTS;
STRONG NEW PRODUCT GROWTH DRIVES 7% SEQUENTIAL SALES INCREASE
SAN JOSE, CA, January 20, 2016-- Xilinx, Inc. (Nasdaq: XLNX) today announced third quarter fiscal 2016 sales of $566 million, up 7% from the prior quarter and down 5% from the same quarter of the prior fiscal year. Third quarter fiscal 2016 net income was $131 million, or $0.49 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.31 per outstanding share of common stock, payable on March 16, 2016 to all stockholders of record at the close of business on March 2, 2016.
Additional third quarter comparisons are set forth in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q3 FY 2016	Q2 FY 2016	Q3 FY 2015	Q-T-Q	Y-T-Y
Net revenues	$566	$528	$594	7%	-5%
Operating income	$160	$153	$190	5%	-16%
Net income	$131	$127	$168	3%	-22%
Diluted earnings per share	$0.49	$0.48	$0.62	2%	-21%

“New product sales were exceptionally strong during the quarter increasing 18% sequentially, enabling Xilinx to reach the high-end of our sales guidance. Both our 7-series and UltraScale families reached new sales records during the quarter, driven by a very broad base of end markets,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “During the quarter we continued to execute on the delivery of our next-generation UltraScale+ family by launching public access development support for these families. This closely follows the first shipment of the Zynq UltraScale+ MPSoc last quarter, which was ahead of schedule. The capabilities of the UltraScale+ product family, coupled with its first-mover advantage, make it uniquely suited for applications ranging from next generation ADAS and Industrial Internet-of-Things to 5G wireless.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q3 FY 2016	Q2 FY 2016	Q3 FY 2015	Q-T-Q	Y-T-Y
North America	32%	30%	34%	16%	-10%
Asia Pacific	41%	40%	39%	9%	-1%
Europe	17%	20%	17%	-6%	-5%
Japan	10%	10%	10%	2%	0%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q3 FY 2016	Q2 FY 2016	Q3 FY 2015	Q-T-Q	Y-T-Y
Communications & Data Center	43%	41%	43%	12%	-3%
Industrial, Aerospace & Defense	41%	41%	43%	7%	-10%
Broadcast, Consumer & Automotive	16%	18%	14%	-4%	7%

Net Revenues by Product:

	Percentages			Growth Rates
	Q3 FY 2016	Q2 FY 2016	Q3 FY 2015	Q-T-Q	Y-T-Y
New	47%	43%	36%	18%	28%
Mainstream	23%	25%	26%	-3%	-17%
Base	26%	28%	35%	-1%	-30%
Support	4%	4%	3%	17%	11%

Products are classified as follows:

New products: Zynq UltraScale+, Virtex and Kintex UltraScale, Virtex‐7, Kintex‐7, Artix-7, Zynq-7000, Spartan‐6 products
Mainstream products: Virtex-6, Virtex‐5, and CoolRunner‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Spartan-3 Spartan-II, CoolRunner and XC9500 products
Support products: Configuration solutions, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q3 FY 2016	Q2 FY 2016	Q3 FY 2015

Annual Return on Equity (%)*	21	21	25

Operating Cash Flow	$290	$134	$291

Depreciation Expense	$13	$12	$14

Capital Expenditures	$6	$5	$6

Combined Inventory Days	119	137	134

Revenue Turns (%)	49	51	44

*Return on equity calculation: Annualized net income/average stockholders’ equity

Highlights – December Quarter Fiscal 2016

•
After shipping the industry's first 16nm multiprocessor SoC a quarter ahead of schedule, Xilinx announced public access support for the 16nm UltraScale+ families, including the Vivado Design Suite HLx Editions, embedded software development tools, Xilinx Power Estimator and technical documentation for Zynq UltraScale+ MPSoC and Kintex UltraScale+ devices. This announcement marked the industry’s first publicly available tools for 16nm devices, enabling broad market adoption.

•
Xilinx and IBM announced a strategic collaboration to accelerate data center applications. This collaboration is expected to enable higher performance and energy-efficient data center applications through Xilinx FPGA-enabled workload acceleration on IBM POWER-based systems. This follows the Company’s announcement last quarter with Qualcomm Technologies, Inc. Target applications such as machine learning, network functions virtualization (NFV), genomics, high performance computing and big data analytics.

•
Xilinx announced the Spartan-7 FPGA family that will deliver I/O intensive devices for cost-sensitive applications. The new family will address connectivity requirements across a breadth of markets including automotive, consumer, industrial IoT, data center, wired and wireless communications, and portable medical solutions.

Business Outlook – March Quarter Fiscal 2016

•	Sales are expected to be approximately flat sequentially.

•	Gross margin is expected to be 68-69%.

•	Operating expenses are expected to be approximately $220 million including $1 million of amortization of acquisition-related intangibles.

•	Other income and expenses are expected to be a net expense of approximately $6 million.

•	Fully diluted share count is expected to be approximately 267 million.

•	March quarter tax rate is expected to be approximately 13-14%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the December quarter financial results and management's outlook for the March quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 98854132. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the March quarter of fiscal 2016. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information, visit www.xilinx.com.

#1605F
Xilinx, the Xilinx logo, Artix, CoolRunner, Kintex, Spartan, Virtex, Zynq, and Vivado, are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	January 2, 2016	September 26, 2015	December 27, 2014	January 2, 2016	December 27, 2014
Net revenues	$566,235	$527,572	$593,549	$1,642,815	$1,810,445
Cost of revenues	178,514	157,640	179,638	496,108	538,445
Gross margin	387,721	369,932	413,911	1,146,707	1,272,000
Operating expenses:
Research and development	141,378	130,220	133,455	398,246	393,803
Selling, general and administrative	84,470	84,761	88,076	251,374	274,472
Amortization of acquisition-related intangibles	1,769	1,769	2,371	5,306	7,167
Total operating expenses	227,617	216,750	223,902	654,926	675,442
Operating income	160,104	153,182	190,009	491,781	596,558
Interest and other expense, net	5,053	9,213	4,007	24,793	15,960
Income before income taxes	155,051	143,969	186,002	466,988	580,598
Provision for income taxes	24,232	16,671	17,536	61,155	67,005
Net income	$130,819	$127,298	$168,466	$405,833	$513,593
Net income per common share:
Basic	$0.51	$0.49	$0.64	$1.58	$1.93
Diluted	$0.49	$0.48	$0.62	$1.51	$1.85
Cash dividends per common share	$0.31	$0.31	$0.29	$0.93	$0.87
Shares used in per share calculations:
Basic	256,450	257,640	262,881	257,491	266,299
Diluted	269,611	266,046	273,795	268,716	277,709

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	January 2, 2016	March 28, 2015*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,396,536	$3,303,061
Accounts receivable, net	203,176	246,615
Inventories	195,969	231,328
Deferred tax assets and other current assets	212,613	154,047
Total current assets	4,008,294	3,935,051
Net property, plant and equipment	280,241	301,038
Long-term investments	224,614	266,902
Other assets	385,008	395,074
Total Assets	$4,898,157	$4,898,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$301,550	$321,082
Deferred income on shipments to distributors	47,016	66,071
Current portion of long-term debt	584,343	576,053
Total current liabilities	932,909	963,206
Convertible debentures	995,584	994,839
Deferred tax liabilities	347,995	289,868
Other long-term liabilities	16,308	14,611
Temporary equity	15,657	23,947
Stockholders' equity	2,589,704	2,611,594
Total Liabilities and Stockholders' Equity	$4,898,157	$4,898,065

* Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Nine Months Ended
	January 2, 2016	September 26, 2015	December 27, 2014	January 2, 2016	December 27, 2014
SELECTED CASH FLOW INFORMATION:
Depreciation	$13,043	$12,472	$13,711	$38,768	$40,857
Amortization	4,441	4,354	5,048	13,149	15,556
Stock-based compensation	31,463	26,681	29,054	84,464	79,900
Net cash provided by operating activities	290,285	133,730	290,742	607,168	624,741
Purchases of property, plant and equipment	6,118	5,362	6,139	19,169	23,682
Payment of dividends to stockholders	79,709	80,196	76,172	240,111	230,550
Repurchases of common stock	100,000	99,998	174,997	299,998	476,012
Net proceeds from issuance of common stock
to employees and excess tax benefit	8,768	2,995	16,700	34,046	36,007

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,145	$1,763	$2,339	$5,872	$6,408
Research and development	16,935	12,934	14,909	44,561	40,245
Selling, general and administrative	12,383	11,984	11,806	34,031	33,247